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Exhibit (a)(1)(C)

        Notice of Guaranteed Delivery
for
Tender of Shares of Common Stock
of
VERSATA, INC.
to
TRILOGY, INC.

(Not to be used for Signature Guarantees)

        This Notice of Guaranteed delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates"), evidencing shares of common stock, par value $0.001 per share ("Shares"), of Versata, Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Continental Stock Transfer & Trust Company, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

Continental Stock Transfer & Trust Company

By Facsimile Transmission (for Eligible Institutions only): (212) 616-7610

Confirm by Telephone: (212) 509-4000 ext. 536

By Hand:	By Overnight Courier:	By Mail
17 Battery Place 8th Floor New York, NY 10004 Attn: Reorganization Department	17 Battery Place 8th Floor New York, NY 10004 Attn: Reorganization Department	17 Battery Place 8th Floor New York, NY 10004 Attn: Reorganization Department

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to Trilogy, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 16, 2005 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares:
Certificate Nos. (If Available):

☐	Check this box if Shares will be delivered by book-entry transfer.
Book-Entry Transfer Facility
Account No.

(Signature(s) of Holder(s)
Dated:	, 200
Please Type or Print
Address
Zip Code
Daytime Area Code and Telephone No.

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GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a participant in the Security Transfer Agents Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17 Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form or transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depositary Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three National Association of Securities Dealers Automated Quotation System trading days (as defined in the Offer to Purchase) after the date hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
Authorized Signature
Address:	Name:
Please Type or Print
Zip Code	Title:
Area Code and Tel. No.:	Dated:	, 200

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
SHARE CERTIFICATES SHOULD BE SENT WITH YOUR
LETTER OF TRANSMITTAL.

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GUARANTEE (Not to be used for signature guarantee)